UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

U.S. GLOBAL INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-13928	74-1598370
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Callaghan Road, San Antonio, Texas 78229
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 210-308-1234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.25 par value per share	GROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 29, 2026 the Audit Committee of the Board of Directors (the “Audit Committee”) of U.S. Global Investors, Inc. (the “Company”), in consultation with management, concluded that the Company’s previously issued consolidated financial statements as of and for the three and nine months ended March 31, 2026 included in the Company’s Quarterly Report on Form 10‑Q filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2026 (the “Original Form 10‑Q”) should no longer be relied upon.

The conclusion was based on the identification of an error in the calculation of basic and diluted weighted‑average number of common shares outstanding used to compute basic and diluted earnings per share (“EPS”). Specifically, a formula omission within the supporting spreadsheet excluded a component of shares from the summation used to calculate weighted-average shares, which resulted in an understatement of basic and diluted weighted‑average shares of 702,484 shares for the three months ended March 31, 2026, and 230,743 shares for the nine months ended March 31, 2026. As a result, previously reported basic and diluted EPS were overstated by $0.02 for the three‑month period and $0.01 for the nine‑month period. The error affected EPS as presented on the face of the statement of operations and in the related earnings per share disclosures, as well as related per-share discussion in Management’s Discussion and Analysis. Any previously furnished reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s consolidated financial statements as of and for the three and nine months ended March 31, 2026, should no longer be relied upon. The error did not impact the Company’s revenues, expenses, net income (loss), cash flows, financial position, or shares outstanding at period end.

The Company intends to file an amendment to the Original Form 10‑Q (a “Form 10‑Q/A”) to restate the affected financial statements and related disclosures for the quarter ended March 31, 2026.

Management has evaluated the effect of the error and restatement on the Company’s disclosure controls and procedures and internal control over financial reporting and has concluded that a material weakness existed in internal control over financial reporting as of March 31, 2026, related to a failure in the operation of a review control over the number of weighted average shares outstanding  calculation at a sufficient level of precision to detect a completeness error in the underlying workpaper. Management is implementing remedial measures, including enhanced review procedures and controls over spreadsheet completeness and formula integrity.

The Audit Committee has discussed the matters disclosed in this Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the error and restatement; the timing, form, and scope of any amended or future SEC filings; the expected conclusions regarding disclosure controls and procedures and internal control over financial reporting; and the Company’s remediation plans. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, including the discovery of additional information during the preparation of the restated financial statements, as well as the risk factors described in the Company’s SEC filings. Actual results may differ materially from those indicated by these forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release issued by U.S. Global Investors, Inc. dated June 1, 2026, Announces Intent to Restate EPS for the March 31, 2026, Financial Statements; Underlying Financial Results Unchanged.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Global Investors, Inc. By: /s/Lisa Callicotte Lisa Callicotte CFO

Dated:     June 1, 2026